UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
______________________________

Date of report (Date of earliest event reported):  January 25, 2018

LAKE SHORE BANCORP, INC.
(Exact name of registrant as specified in its charter)

United States (State or other jurisdiction of incorporation)	000-51821 (Commission File Number)	20-4729288 (IRS Employer Identification No.)

31 East Fourth Street, Dunkirk, NY 14048
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (716) 366-4070

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (e) On January 25, 2018, Lake Shore Bancorp, Inc. (the "Company") and Lake Shore Savings Bank (the "Bank"), a wholly-owned subsidiary of the Company, entered into one-year change in control agreements with Jeffrey Werdein, Executive Vice President, Commercial Division of the Company and Bank, and Rachel Foley, Chief Financial Officer and Treasurer of the Company and the Bank (collectively, the "Agreements").

The Agreements for each executive contain substantially similar terms and the agreement for Ms. Foley replaces and supersedes the change in control agreement that she previously entered into with the Company and the Bank.  The term of each Agreement is for one year and the Board of Directors may extend the term on an annual basis.

Under the Agreements, if the executive's employment is terminated for "cause," as such term is defined in the Agreements, the executive will not receive any compensation or benefits after the termination date.  If, within twenty-four months following a "change in control," as such term is defined in the Agreements, the executive's employment is terminated for a reason other than cause or if the executive voluntarily terminates employment for "good reason," as such term is defined in the Agreements, the executive will receive a lump sum payment in an amount equal to the salary and bonus that the executive received in the calendar year preceding the year of such termination.  In addition, the Bank will provide continued insurance coverage for twelve months.  If payments under the Agreements constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended ("Section 280G"), such payments will be reduced to the extent necessary to avoid the imposition of an excise tax under Section 280G.

 The foregoing description of the Agreements does not purport to be complete and it is qualified in its entirety by reference to the Agreements attached hereto as Exhibits 10.1 and 10.2, respectively, of this Current Report on Form 8-K, and are incorporated by reference into this Item 5.02.

Item 9.01.   Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1	Change in Control Agreement for Jeffrey Werdein
10.2	Amended and Restated Change in Control Agreement for Rachel Foley

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKE SHORE BANCORP, INC.
Date: January 29, 2018	By: /s/ Rachel A. Foley
Name: Rachel A. Foley Title: Chief Financial Officer and Treasurer